UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 7, 2008

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated May 7, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

• The 1st and 2nd paragraphs, and portions of the 3rd paragraph relating results of operations for the first quarter of 2008

• The 9th paragraph relating to the conference call to be held on May 8, 2008

• The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated May 7, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

• Certain portions of the 3rd  paragraph relating to the 2008 new product launch schedule

• Certain portions of the 4th  paragraph relating to new product development and anticipated holiday launch

• The 5th paragraph relating to the previously announced international licensing agreement

• The 6th paragraph relating to anticipated advertising expenditures for the second quarter of 2008

• The 7th paragraph relating to 2008 guidance

• The 11th paragraph relating to forward looking information

• The balance of such press release not otherwise incorporated by reference in Items 2.02, 8.01 or 9.01.

Item 8.01. Other Events.

Certain portions of our press release dated May 7, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 8.01. They are as follows:

• The 8th paragraph relating to our stock split and cash dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 7, 2008
Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President